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Exhibit 10.24

ALLEGIANT TRAVEL COMPANY

STOCK APPRECIATE RIGHTS AGREEMENT

        THIS STOCK APPRECIATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of October 16, 2009 (the "Effective Date"), between ALLEGIANT TRAVEL COMPANY, a Nevada corporation (the "Company") and Andrew C. Levy (the "Participant").

        THE PARTIES AGREE AS FOLLOWS:

        1.    Long Term Incentive Plan.    The exercise of the Stock Appreciation Rights granted under this Agreement shall be subject to the terms, conditions and restrictions of the Allegiant Travel Company 2006 Long-Term Incentive Plan (the "Plan"). A copy of the Plan is available to Participant upon request and is incorporated in this Agreement by this reference. Terms used in this Agreement that are defined in the Plan shall have the same meaning as in the Plan, unless the text of this Agreement clearly indicates otherwise.

        2.    Grant of Stock Appreciation Rights.    The Company hereby grants to Participant pursuant to the Plan stock appreciation rights (the "SARs") with respect to seventy-five thousand (75,000) shares (the "Shares") of the Company's $.001 par value common stock (the "Common Stock") on the terms and conditions set forth herein and in the Plan. The SARs consist of the right to receive, upon exercise of the SAR (or any portion thereof) a number of shares of Common Stock equal to (x) the number of SARs being exercised multiplied by the excess of the Fair Market Value (as defined in the Plan) of the Common Stock on the date upon which the Participant exercises the SAR (or any portion thereof) over the Exercise Price, with the result divided by (y) the Fair Market Value of the Common Stock on the date of such exercise. The SARs shall not be settled in cash or in any property other than shares of Common Stock in the Company.

        3.    Exercise Price.    The exercise price (the "Exercise Price") for the SARs covered by this Agreement shall be $38.65 per share.

        4.    Adjustment of SARs.    The Committee shall adjust the number of Shares subject to the SARs and the Exercise Price of the SARs in certain circumstances in accordance with the provisions of Item 11 of the Plan.

        5.    Exercise of SARs.

          A.    Exercise of SARs.    Subject to the other terms of this Agreement, Participant's right to exercise the SARs granted hereunder shall be subject to the following Vesting Schedule wherein Participant shall be entitled to exercise his SARs at any point in time during this Agreement only to the extent indicated below:

Vesting Schedule

Date	Number of SARs First Becoming Vested
First anniversary of Effective Date	1/3 of SARs granted
Second anniversary of Effective Date	1/3 of SARs granted
Third anniversary of Effective Date	1/3 of SARs granted

        All SARs of the Participant shall become fully vested upon the termination of the Participant's employment by the Company without "Cause" or the termination of the Participant's employment with the Company by Employee for "Good Reason" ("Cause" and "Good Reason" as defined in that certain Employment Agreement between the Company and the Participant as of even date hereof).

        In the event a Change of Control transaction is consummated as a result of a definitive agreement entered into by the Company prior to October 16, 2010, vesting of the SARs shall be accelerated to the extent of a percentage equal to the number of full months between the date of this grant and the date of execution of the definitive agreement for the Change of Control transaction divided by 12. By way of amplification, the terms of the preceding sentence shall apply if a definitive agreement for a Change of Control transaction is entered into prior to October 16, 2010 and if the Change of Control transaction contemplated by such definitive agreement is ultimately closed, whether or not closed prior to October 16, 2010. By way of example, if the definitive agreement for a Change of Control transaction is entered into as of April 30, 2010, six (6) full months shall have passed since the grant date and Employee shall be 6/12 (or 50%) vested in the SARs granted hereunder. Upon any other Change of Control, any unvested SARs, to the extent not previously forfeited, shall automatically vest.

          B.    Partial Exercise.    Subject to the terms of the Plan, the SARs (to the extent vested as provided in Paragraph 5A above) may be exercised in whole or in part.

          C.    Method of Exercising SARs.    Subject to Paragraph 5A above, any SARs granted hereunder or any portion thereof may be exercised by the Participant by delivering to the Company at its main office (attention of its Secretary) written notice which shall set forth the Participant's election to exercise a portion or all of the vested SARs, the number of SARs with respect to which the SARs rights are being exercised and such other representations and agreements as may be required by the Company to comply with applicable securities laws.

          D.    Nonassignability of SARs.    The SARs shall not be assignable or transferable by the Participant except by will or by the laws of descent and distribution. Any distributee by will or by the laws of descent and distribution shall be bound by the provisions of the Plan and this Agreement. During the life of the Participant, the SARs shall be exercisable only by the Participant. Any attempt to assign, pledge, transfer, hypothecate or otherwise dispose of the SARs, and any levy of execution, attachment or similar process on the SARs, shall be null and void.

          E.    Termination of Employment other than as a Result of Death or Disability.    If Participant ceases to be an Employee other than as a result of Participant's death or disability (as defined in Paragraph F below), then the SARs shall be exercisable only to the extent exercisable (i.e., vested) on the date of termination of employment or to the extent the SARs become exercisable on the date of termination as provided in Paragraph 5A above. In such event, the vested SARs must be exercised on or before the date that is one hundred eighty (180) days after the effective date of termination of employment. To the extent any portion of the SARs is not exercisable (i.e., not vested after consideration of any acceleration of vesting pursuant to Paragraph 5A above) on the date of termination of employment, such nonvested portion of the SARs shall terminate on the date of termination of employment. To the extent any portion of the SARs is not exercised on or before the date that is one hundred eighty (180) days after the date of termination of employment, such portion of the SARs shall terminate as of the end of such date. Nothing in the Plan shall be construed as imposing any obligation on the Company to continue the employment of Participant or shall interfere or restrict in any way the rights of the Company to discharge Participant at any time for any reason whatsoever, with or without cause.

          F.    Termination of Employment as a Result of Death or Disability.    In the event of the death or disability of the Participant while in the employ of the Company, the personal representative of the Participant (in the event of Participant's death) or the Participant (in the event of Participant's disability) may, subject to the provisions hereof and before the earlier of the SARs' expiration date or the expiration of one (1) year after the date of such death or disability, exercise the SARs granted to the Participant to the same extent the Participant might have exercised such SARs on the date of Participant's death or disability (i.e., to the extent then vested), but not further or otherwise. To the extent any portion of the SARs is not exercisable at the date of the death or disability of the Participant (i.e., to the extent not then vested), such nonvested portion of the SARs shall terminate on the date of death or disability. To the extent any portion of the SARs is not exercised within the time period provided, such portion of the SARs shall terminate as of the date of expiration of such time period. For purposes of this Paragraph F, the Participant shall be considered to be subject to a disability when the Participant is disabled within the meaning of Code Section 22(e)(3), and the date of any such disability shall be deemed to be the day following the last day the Participant performed services for the Company.

          G.    Period to Exercise SARs.    The SARs granted hereunder may, prior to their expiration or termination, be exercised from time to time, in whole or in part, up to the total number of Shares with respect to which they shall have then become exercisable. The SARs granted hereunder may become exercisable in installments as determined by the Committee; provided, however, that if the SARs is exercisable in more than one installment, and if the employment of the Participant is terminated, then the SARs (or such portion thereof as shall be exercisable in accordance with the terms of this Agreement) shall be exercisable during the period set forth in Paragraph E or F (whichever is applicable).

          H.    No Exercise after Five Years.    The SARs shall in no event be exercisable after five (5) years from the date hereof.

          I.    Issuance of Stock Certificates Upon Exercise.    Subject to the provisions of Item 6 of this Agreement, upon exercise of any portion or all of the SARs, the Company will issue to Participant shares of Common Stock based on the Fair Market Value of the Common Stock on the date of exercise as provided in Item 2 above; provided, however, that no stock certificate shall be issued to the Participant pursuant to the exercise of any SARs granted herein, in whole or in part, unless and until either: (i) the Shares have been registered in accordance with the rules of the SEC, or (ii) Participant signs an Investment Letter in a form provided by the Company. No fractional Shares shall be issued upon the exercise of the SARs in whole or in part. The number of Shares issuable shall be rounded to the nearest whole number (with one-half share being rounded up to the next higher whole number).

        6.    Restriction on Issuance of Shares; Participant's Representations.

          A.    Securities Laws—Restrictions on Issuance of Shares.    No shares of Common Stock shall be issued or sold upon the exercise of any portion of the SARs unless and until the then applicable requirements of the Securities Act of 1933 and the applicable securities laws of any state, the rules and regulations of the Securities and Exchange Commission and any other regulations of any securities exchange on which the Common Stock may be listed, shall have been fully complied with and satisfied.

          B.    Acquisition for Investment; Other Representations of Participant.    In the event the offering of shares with respect to which the SARs are being exercised is not registered under the Securities Act of 1933, but an exemption is available which requires an investment representation or other representation, the Participant shall, as a condition to exercise of the SARs, be required to execute such documents as may be necessary or advisable in the opinion of counsel for the Company to comply with any federal securities laws or any applicable state securities laws. Stock certificates evidencing such unregistered shares acquired upon exercise of the SARs shall bear a restrictive legend in substantially the following form and such other restrictive legends as are required or advisable under the provisions of any applicable laws:

    This stock certificate and the shares represented hereby have not been registered under the Securities Act of 1933, as amended (the "Act") nor under the securities laws of any state and shall not be transferred at any time in the absence of (i) an effective registration statement under the Act and any other applicable state law with respect to such shares at such time; or (ii) an opinion of counsel satisfactory to the Company and its counsel to the effect that such transfer at such time will not violate the Act or any applicable state securities laws; or (iii) a "no action" letter from the Securities and Exchange Commission and a comparable ruling from any applicable state agency with respect to such state's securities laws.

          C.    Holding Period Before Sale of SARs Shares.    If the Participant is an insider subject to the SEC's rules under Section 16(b) of the Securities and Exchange Act of 1934, then the Participant shall be restricted from selling any Shares acquired by him through exercise of the SARs or any portion thereof during the six (6) month period following the date of grant of the SARs.

        7.    No Rights as a Shareholder.    The Participant shall not have any rights as a shareholder with respect to any Shares covered by the SARs granted hereunder until the issuance of a stock certificate for such shares. No adjustment shall be made on the issuance of a stock certificate to the Participant as to any dividends or other rights for which the record date occurred prior to the date of issuance of such certificate.

        8.    Binding Effect.    This Agreement shall be binding upon the executors, administrators, heirs, legal representatives and successors of the parties hereto.

        9.    No Employment Rights.    This Agreement shall not confer upon Participant any right with respect to the continuance of employment by the Company, nor shall it interfere in any way with the right of the Company to terminate such employment at any time.

        10.    Governing Law.    This Stock Appreciation Rights Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

        11.    Notices.    All notices and other communications under this Agreement shall be in writing, and shall be deemed to have been duly given on the date of delivery if delivered personally or three days after being mailed to the party to whom notice is to be given, by certified mail, return receipt requested, postage prepaid, and addressed as follows, until any such address is changed by notice duly given:

To Participant at:	The address indicated below Participant's signature
To Company at:	Allegiant Travel Company 8360 S. Durango Drive Las Vegas, Nevada 89113

        12.    Enforcement.    If any portion of this Agreement shall be determined to be invalid or unenforceable, the remainder shall be valid and enforceable to the extent possible.

        IN WITNESS WHEREOF, this Agreement has been duly executed on the date first above written.

PARTICIPANT:		ALLEGIANT TRAVEL COMPANY
	(SEAL)	By:
ANDREW C. LEVY		Its:

Address:	508 Royalton Drive Las Vegas, Nevada 89144

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  Exhibit 10.24
ALLEGIANT TRAVEL COMPANY STOCK APPRECIATE RIGHTS AGREEMENT
Vesting Schedule